UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019 (May 15, 2019)

Emerald Expositions Events, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
31910 Del Obispo Street Suite 200 San Juan Capistrano, California		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 15, 2019, Emerald Expositions Events, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, stockholders considered and voted on the following proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 5, 2019 and can be found on SEC.gov/edgar, (the "Proxy Statement"): (1) the election of three Class II directors for terms expiring at the 2022 annual meeting of stockholders; (2) the approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan; and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the current fiscal year.

The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

Proposal One:	Election of Class II Directors

Nominees	For	Withheld	Broker Non-Votes
Konstantin Gilis	63,361,934	7,290,438	253,353
Todd Hyatt	67,571,059	3,081,313	253,353
Lisa Klinger	67,571,601	3,080,771	253,353

Proposal Two:	Approval of Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan

For	70,237,929
Against	414,313
Abstain	130
Broker Non-Votes	253,353

Proposal Three:	Ratification of Selection of Independent Registered Public Accounting Firm

For	70,896,299
Against	4,835
Abstain	4,591
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2019		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary